Revohloo

Revolutionary interactive music video entertainment technology featuring monetized artist pages, a cool social layer and much more!


Powered By Patent Pending Technology
And Culture That Puts Artists First.
© 2021 Revohloo, Inc. All Rights Reserved.

Invest

$99.12 minimum investment

Deadline November 29, 2021
in a month

Share Price
$0.24

Total Raised
$29,775

Valuation
$12,070,800

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Revohloo has created an interactive music video technology that not only provides new and engaging experiences for fans, but also creates value for artists, music rights-holders and advertisers!

PROBLEM

Revohloo is responding directly to the complaints and general dissatisfaction from both major & independent recording artists & rights-holders. These groups have expressed their concerns regarding the fact that many of them are seeing very little revenue if any from their streaming music video entertainment.

Revohloo sees this **problem** as an **opportunity** and a problem worth solving. We have a viable #solution, a Revohloo'tionary new product and business model which favors artists & rights-holders compensation.

The music industry is looking for innovative, viable digital products and services to monetize their intellectual property.

Problem


A #BrokenRecord Campaign poll in association with the Musicians Union & The Ivors Academy.
HOW BROKEN IS THE RECORD INDUSTRY?
YOUGOV ASKED CONSUMERS WHAT THEY THINK ABOUT STREAMING.
77% SAY ARTISTS ARE NOT PAID ENOUGH.
76% BELIEVE SONGWRITERS ARE UNDERPAID.
83% ARE OF THE OPINION THAT MOST RECORD LABELS ARE PAID TOO MUCH.
81% WOULD LIKE SESSION MUSICIANS TO GET SOME SHARE OF STREAMING REVENUE.
68% SAY THE STREAMING PLATFORMS ARE OVERPAID.
WHEN ASKED IF THEY'D BE HAPPY TO PAY MORE FOR THE EXISTING STREAMING SYSTEM, A MAJORITY SAID NO.
HOWEVER, OF THOSE WHO SAID NO, HALF WOULD PAY MORE IF THEIR SUBSCRIPTION WENT DIRECTLY TO THE ARTISTS & SONGWRITERS THEY LISTEN TO.
IVORS ACADEMY
Musicians' Union
mu
THE #BROKENRECORD CAMPAIGN

An overwhelming majority of artists and rights-holders, both independent & major, feel they're not earning nearly enough revenue from streaming services. This is especially true as it pertains to music video entertainment.

A new advocacy group in the United States, the Union of Musicians and Allied Workers, have waged a guerrilla campaign against Spotify. This issue doesn't only pertain to the United States, in the UK more than 150 artists ranging from Paul McCartney to Kate Bush, signed a letter to their Prime Minister seeking reforms in the streaming economy.

—

SOLUTION

At Revohloo we've developed a music video platform to help artists and rights-holders increase their music video revenue. The heart of our innovation is our patent pending, interactive, multiple version music video technology.

Revohloo Technology

Imagine your favorite artists' music video offered you a different beginning, middle, and end. Revohloo provides users the unique ability to cut and create music videos using any one of the **256** new variations.

With the endless variations, Revohloo has the opportunity to generate a significant amount of new official content for artists' to monetize.

An innovative music video platform, powered by patent pending technology, designed to engage fans and spark a revolution of creativity.

Solution

Remix, Create & Share This Music Video!

1. Click on the **REMIX** button

or pick one version from each Section.

2. Click **CREATE**, and "Enjoy your Revohloo!"

Section 1 | Section 2 | Section 3 | Section 4



REMIX

Create A Revohloo Music Video!

AdDefender for Revohloo is designed to increase the value of our interactive music video technology and defend against lost marketing and revenue generating opportunities for both advertisers and content owners due to ad-blocking technologies.

- 100% fill rates
- NEW opportunity for advertisers to reach their target markets
- Empowers “premium content creators” with the opportunity for upfront ad deals

Revohloo is very powerful when powered by **AdDefender**!

How It Works

AdDefender stitches Ads (pre-roll video) into a Revohloo (interactive music video) and delivers one (file) packet to the viewer, defending against ANY ad-blocking technologies and giving Revohloo a very unique competitive advantage.

How it works


Section Ad
Section 1
Section 2
Section 3
Section 4

Screenshot


9:41
REMIX, CREATE & SHARE
Show me how to create a Revohloo
Section 1
Section 2
Section 3
Section 4
REMIX
CREATE



Screenshot


9:41
Revohloo
Welcome to the Revohloo-tion
Remix, Create & Share Music Videos
And Discover Your Favorite New Artists!
Sign up
Login

Screenshot


Revohloo
The Revohloo-tion of Music Video Entertainment....
© 2021 Revohloo, Inc. Powered by Patent Pending Technology.

Home screen


9:41
Revohloo
7
Moods
Your mood
Jake
Jasmine
Max
Discover
Fresh
Black label society...
Chris Doe
5:30
FRESH
150
15
Fresh - Revohloo
10 seconds ago
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Revohloo App Homepage features Vertical & Horizontal sliders to Share + View Moods, Discover Artists Content and More!

Moods screen


9:41
Aa
Share your mood|
Share your mood

Moods are our version of stories. Moods can feature 30 second video, pic, gif with music and emojis... and in app external links for in app browsing and content sharing!

Click here to see the complete Revohloo App!

BUSINESS MODEL

Revohloo is an ad-supported service, with advertising efforts focused around how we drive revenue for all parties involved. The placement of pre-roll video ads in front of video content viewed on our platform is a focal point.

Our customers are advertisers and artists & rights-holders who leverage our technology to create, upload, and license Revohloo video content for monetization.

Ad screen


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$CLOUT Price
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elonmusk ~$31,260.46
naval ~$21,037.03
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craig ~$12,955.76
balajis ~$11,608.21
chamath ~$11,258.37
021 ~$11,092.40
jakeudell ~$10,962.09
HighKey ~$10,266.59
reade ~$10,035.62

How Do Artists Make Money?

Revohloo has created **Monetized Artists Pages** (MAPs) consisting of multiple revenue streams. Starting with 50% of standard music video ad revenue and 50% of Revohloo ad revenue. Artists also earn money by driving fan traffic to their page. With one click, artists can collect donations from loyal fans! Every MAP comes with an ad space, which artists can use to promote themselves or even sell ads on their page and keep 100% of the revenue!

Ad screen


9:41
Edit Profile
Eric J.
@ericj007
Eric is an Award winning Singer, musician, pop artist and Lorem ipsum dolor sit amet, consetetur sadipscing elitr, sed diam nonumy ...More info
ericjmusicwebsite.com
Los Angeles, CA
25K Fans
100 Following
Music videos
Media
Playlist
Groove
1.3K Views
Fusion
1.3K Views
Groove
1.3K Views
Fusion
1.3K Views
Home
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Notifications
Profile

PARTNERSHIPS

We've partnered with a world-renowned mobile advertising company, **Smaato**, to monetize the Revohloo app.

Smaato is a global real-time advertising platform for mobile publishers and app developers, with more than **one billion monthly mobile users**. Smaato focuses on the monetization of mobile apps and connecting advertisers to in-app ad inventory.

We plan to assemble an inhouse advertising team to monetize Revohloo music videos, as well as build a self service ad solution for advertisers. We also run our own **AdButler** ad server where we can serve ads directly.

What Is BitClout?

BitClout is a new type of social network that mixes speculation and social media, and it's built from the ground up as its own custom blockchain. Its architecture is similar to Bitcoin, only it can support complex social network data like posts, profiles, follows, speculation features, and much more at significantly higher throughput and scale. Like Bitcoin, BitClout is a fully open-source project and there is no company behind it.

Running A Revohloo BitClout Node

Artists and Fans on Revohloo can give and receive BitClout rewards and that is just the beginning of what is going to set Revohloo apart.

BitClout screen


Give a diamond. @dharmesh will receive the amount shown as a tip from you, paid in $Revohloo coin.
When you give a diamond:
The receiver gets a tip paid in your creator coin
A collectible badge shows up on the receiver's profile
The receiver's comment on your post moves to the top
hide explainer
$0.01
$0.08
$0.80
$8
$80
$800

Making Money on the Revohloo BitClout Node

Incentives are key to making BitClout truly decentralized in the long run. It's not sufficient that nodes be runnable by the community, they must be profitable to run as well. Many cryptocurrencies struggle with this, and even Bitcoin and Ethereum nodes are still largely run by volunteers.

BitClout is truly unique in this regard, however, because the social features it introduces give node operators incentives that other blockchains lack.

There are several ways that BitClout node operators can earn a profit:

- **Promoted content**: Running a node comes with the ability to have a social media product with minimal marginal effort, every node operator has an opportunity to amass and monetize the reach that comes from curating a popular feed. This can be as simple as showing promoted posts that partners pay the node operator to pin to their feed.
- **Trading fees**: Anyone who runs a node can modify their frontend to add trading fees on every creator coin trade, which go to the node operator's wallet. By doing this, any node operator basically doubles as a crypto exchange.
- **Other transaction fees**: Any transaction users complete on one's node can be augmented to contain a small fee that goes to the node operator. Thus there should eventually arise an efficient market for node operator fees that is high enough to justify operating a node.

The above mechanisms don't even factor in profits that could be derived from augmenting the BitClout feature set. For example, if Revohloo creates an app experience for BitClout that is significantly better than alternatives, Revohloo could even charge a **monthly subscription fee or some other premium to cover costs**.

BitClout screen


Revohloo
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Drop Some 💎's On My New Music Video!!!
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elonmusk
naval
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craig
balajis
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We're trying to invest $1m per week on the platform and are struggling to find enough creators
Pitch me some new opportunities, we need your help 🙏

- BitClout is backed by high-profile investors, such as **Sequoia, a16z, Social Capital, DCG, Pantera, Huobi, Winklevoss Capital, North Island Ventures, Coinbase** and others.

Please note that BitClout is a third party vendor and is not owned by Revohloo

MARKET

Revohloo provides value to multiple parties: fans, artists, and music rights-holders. KBV Research reported that the 2019 US music streaming market size was valued at $20.6 billion and projected to reach $60.5 billion by 2026.

Music streaming revenue projection


Music Streaming Market Size, By Service Type, 2020 - 2026
60.5 Bn
2020
2021
2022
2023
2024
2025
2026
On-demand Streaming
Live Streaming
Source: www.kbvresearch.com

SUCCESS TO DATE

- Invested roughly $60,000, mostly raised from friends and family
- Organically grew our combined social media following on Facebook, Instagram, and Twitter to over 30,000 accounts
- Onboarded over 5,000 artists on the road to product/market fit
- Assembled a passionate, dedicated team of PEOPLE WE TRUST
- Built, launched, & tested a beta version of our platform
- Filed a provisional patent application with the USPTO
- Generated buzz + considerable interest in our technology & business model

TEAM



Glen “Tracy” DeBarros

Founder & CEO

Founder and inventor of Revohloo, Inc's, patent pending interactive music video technology and the driving force leading the company. Tracy has 20+ years of professional experience, primarily in the music and entertainment industry, and a passion for technology and business model development. DeBarros is a serial entrepreneur that has experience in a wide array of roles such as: artist, promoter, street team manager, indie record label owner, executive producer, artist manager, concert & night club promoter, general manager. Experienced in managing teams of up to 35 individuals. Prior to Revohloo, Inc. Tracy managed its previous entity Revohloo Studios, Inc.



Gerardo Melendrez

Co-founder & CTO

Gerardo is a graduate from Instituto Tecnológico y de Estudios Superiores de Monterrey with a Bachelor of Information Systems Engineering, Computer Science degree. Previous roles include software architect, analyst, and lead developer in a wide variety of businesses and consumer applications. Gerardo is particularly interested in the analysis, architecture, and development of desktop, web and mobile applications using the Microsoft technology stack. Currently he is Senior Lead Software Engineer at Boyd Gaming, a leader in the casino industry and sports betting market.



Robbie DeBarros

Co-founder & COO

Robbie has worked in the banking industry for 25+ years and is currently an AML Compliance Manager/Assistant VP at Santander Bank, NA. At Santander Bank she is responsible for testing processes and internal controls within the financial intelligence unit and across the enterprise (i.e., within BSA/AML/OFAC compliance, business units, infrastructure units, affiliates and vendors).

While some may follow trends, we opt to create them. Our technology and conscious company culture are what makes Revohloo very exciting.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
App Development	$67,325	26.9%
Marketing	$85,663	34.3%
Content Dev & Acquisition	$23,775	9.5%
Accounting	$12,000	4.8%
Office Expenses	$6,987	2.8%
Salaries	$30,000	12.0%
Legal	$12,000	4.8%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Revohloo, Inc.. This offering must raise at least $10,000 by November 29, 2021 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Revohloo may issue additional securities to raise up to $250,000, the offering's *maximum*.

$29,775 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

51,336,665 shares
× $0.24 per share

$12,320,800 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

› Form C on September 29, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Twitter
- Instagram

UPDATES

Oct 17, 2021	Hello Revohloo Investors, First, we would...
Sep 29, 2021	Primary offering of 1,041,665 shares at $0.24
Sep 29, 2021	Filed Form C

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